EXHIBIT 99.1

Sponsored by .

Commentary for the Week Ended January 30, 2009

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
1/30/2009

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.78%	-0.96%	-0.96%
Class B Units	-0.80%	-1.03%	-1.03%

S&P 500 Total Return Index**	-0.71%	-8.43%	-8.43%
Lehman Long Government Index**	-2.46%	-8.50%	-8.50%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
•	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
Losses this week were mostly found in the debt markets.  Increased supply in the U.S. Treasury markets, caused by recent bailout activity from the government, put substantial pressure on fixed income products, moving prices contrary to positions.

o
An announcement from the Federal Reserve last week that failed to provide details regarding plans to buy long-term Treasuries also played a role in the sector’s selloff.  Expecting a more definitive statement from the Federal Reserve, speculators liquidated positions driving prices downwards.

o
Concerns over increased debt supply also had an effect on European markets this past week.  Believing that European nations will begin flooding the debt markets in attempts to aid the faltering Eurozone economy, speculators drove down prices against positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.
HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS
INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN
CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Sponsored by .

Equity Indices
•	Grant Park’s positions in the equity indices markets are predominantly short.
o
Asian equity markets rallied against positions this past week on hopes that the passing of the new U.S. stimulus package would help improve the global economy.  Also supporting equities were talks that the U.S. government may be setting up a vehicle to assume toxic assets from ailing banks.

o
A rally in the UK FTSE 100 Index also accounted for minor setbacks.  Led by bank stocks, the FTSE rose nearly 2.5% for the week moving against Grant Park’s short positions.  The easing of fears that the UK banking system may be nationalized was a main driver behind moves.

Agriculturals/Softs
•	Grant Park’s positions in the grains, livestock, and softs markets are predominantly short.
o
Partially offsetting setbacks this week were short positions in the livestock markets.  Weak consumer demand stemming from the current state of the global economy weighed heavily on live cattle and lean hogs markets resulting in profits for short positions.

o
Corn and soybean prices edged lower last week resulting in profits for Grant Park.  Grains prices fell after supply concerns in Argentina, due to a recent drought, were quelled by the onset of rain in the region.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.
HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS
INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN
CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.